UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2020

Benefytt Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3450 Buschwood Park Dr. Suite 201 Tampa, FL 33618	33618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 397-1187

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	BFYT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events.

Benefytt Technologies, Inc. (the “Company”) previously disclosed that on February 12, 2020, the holders of the Company’s Class B common stock (the “Class B Holders”) notified the Company that the Class B Holders were electing to exchange all remaining shares of Class B common stock held by them, together with an equal number of Series B Membership Interests in Health Plan Intermediaries Holdings, LLC (“HPIH”), for an aggregate amount of 1,016,667 shares of the Company’s Class A common stock (the “Final Class B Exchange”) pursuant to the Exchange Agreement, dated February 13, 2013, among the Company, HPIH, and the Class B Holders (the “Exchange Agreement”). Under the terms of the Exchange Agreement, the closing of the Final Class B Exchange was originally scheduled to occur on April 7, 2020.

On March 23, 2020, the Company received a letter from the Class B Holders revoking their election to effect the Final Class B Exchange, and on March 27, 2020, the Company accepted such revocation by written notice to the Class B Holders. Accordingly, the exchange notice delivered by the Class B Holders on February 12, 2020 is deemed to be null and void.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFYTT TECHNOLOGIES, INC.

By:	/s/ Erik Helding
Name:	Erik Helding
Title:	Chief Financial Officer, Secretary and Treasurer

Date:April 1, 2020